Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Investment Funds Inc.:

We consent to the use of our reports dated February 8, 1999, with respect to the Funds listed below of Smith Barney Investment Funds Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

Funds
Government Securities Fund
Investment Grade Bond Fund
Concert Peachtree Growth Fund
Special Equities Fund
Contrarian Fund

	KPMG
LLP


New York, New York
April 26, 1999